EXHIBIT 10.01

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT WITH ANIRUDH DEVGAN

THIS FIRST AMENDMENT (this “First Amendment”) to the Employment Agreement (as defined below) is made and entered into effective November 16, 2017 by and between Cadence Design Systems, Inc. (the “Company”) and ANIRUDH DEVGAN (“Executive”).

WITNESSETH

WHEREAS, the Company and Executive are parties to that certain Employment Agreement effective March 16, 2015 (the “Employment Agreement”) pursuant to which Executive is employed by the Company;

WHEREAS, the Company and Executive desire to amend the Employment Agreement in connection with Executive’s promotion to President and relocation to the Company’s headquarters office in San Jose, California; and

WHEREAS, all terms capitalized but not defined herein shall have the meanings ascribed to them in the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto hereby agree as follows:

1. Effective as of the date hereof, the Employment Agreement is hereby amended as follows:

a. Each of sections 1.2(a) and 4.3(a) of the Employment Agreement and clause 1 of the form of Executive Transition and Release Agreement attached as Exhibit A to the Employment Agreement are hereby amended by replacing the words “Senior Vice President of Research and Development” with “President”.

b. The Executive’s Base Salary provided pursuant to section 2.1 of the Employment Agreement shall be Five Hundred Thousand Dollars ($500,000) per year.

c. The Executive’s annual Target Bonus provided pursuant to section 2.2 of the Employment Agreement shall be one hundred percent (100%) of Executive’s Base Salary, and shall continue to be governed by the terms of the Bonus Plan and any guidelines thereunder.

d. Executive has committed to relocate to Company headquarters in San Jose, California by October 2018 and, therefore, section 4.3(c) of the Employment Agreement is hereby amended by replacing the word “Austin” with “San Jose”. In addition, the reference to the “Austin Office” in section 1.4 of the Employment Agreement is hereby deleted.

e. Section 4.5(a)(2) of the Employment Agreement is hereby amended by replacing the words and figures “thirty-seven and one-half percent (37.5%)” with “fifty percent (50%)”.

f. Clause 6(a)(i) of the form of Executive Transition and Release Agreement attached as Exhibit A to the Employment Agreement is hereby amended by replacing the figure “75%” with the figure “100%”.

2. Each of the parties hereto hereby confirms that the Employment Agreement, except as expressly amended by this First Amendment, remains in full force and effect.

3. This First Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4. This First Amendment shall be governed by the laws of the State of California, without regard to its conflicts of laws principles.

IN WITNESS WHEREOF, the parties have executed this FIRST AMENDMENT on this 16th day of November, 2017, to be effective as set forth above.

CADENCE DESIGN SYSTEMS, INC.		EXECUTIVE

By:	/s/ Christina Jones	/s/ Anirudh Devgan
Anirudh Devgan
Name:	Christina Jones

Title:	Senior Vice President Global Human Resources